American Standard Energy Corp.

November  22 , 2011

Cross Border Resources, Inc.
22610 US Highway 281 North
Suite 218
San Antonio, TX 78258
Attn: Everett Willard Gray II

Dear Will:

The purpose of this letter (“Letter”) is to confirm the intentions of the parties hereto with respect to the acquisition by American Standard Energy Corp. and/or a subsidiary, affiliate, designee or assign thereof (collectively, “ASEC”) of Cross Border Resources, Inc. and/or its subsidiaries and affiliates (collectively “Cross Border”).  The principal terms of the transactions contemplated hereby (the “Transaction”) would be as follows:

I.           At the Closing (as hereinafter defined) of the Transaction, Cross Border would merge with and into a wholly-owned subsidiary of ASEC, with such subsidiary remaining as the surviving company. ASEC, however, reserves the right to alter the above structure of the Transaction (including, but not limited to, an asset acquisition or stock purchase instead of a merger), if as a result of its due diligence ASEC determines that an alternative structure is preferable to ASEC.

II.          The consideration for the Transaction shall be payable to the stockholders of Cross Border in shares of common stock of ASEC (the “Shares”), the number of which shall be determined within thirty (30) days from the date hereof based on an agreed upon price for Cross Border and the relative Net Asset Value of ASEC.

III.         The Transaction would be subject to the execution and delivery by the parties hereto of a mutually satisfactory merger agreement, containing representations and warranties (which would survive the Closing), covenants, indemnities and closing conditions of a type which are customarily included in such agreements, including a break-up fee equal to 3% of the total merger consideration to be paid if the Transaction does not close for reasons other than a failure to satisfy a Condition Precedent (as defined in paragraph IV) (the “Definitive Agreement”), to become effective upon signing of the Definitive Agreement.

IV.         The parties would use commercially reasonable efforts to adhere to a schedule so that the Closing would occur on or about March 31, 2012, to be extended as necessary if condition D set forth below has not yet been satisfied. The Closing would be subject to, among other things (each, a “Condition Precedent”):

A.           the approval thereof by the Boards of Directors and a majority of the stockholders of each of ASEC and Cross Border;

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B.           the receipt of all required third party (including lender approvals), governmental, regulatory and administrative consents and approvals;

C.           completion by ASEC and Cross Border to each of their satisfaction, of their due diligence investigation set forth in this letter;

D.           the effectiveness of a registration statement on Form S-4 registering the Shares;

E.           the absence of a material adverse change in the value of Cross Border or ASEC since the date of the Definitive Agreement;

F.           the absence of any injunction or other legal prohibition; and

G.           a fairness opinion obtained by a nationally recognized firm on behalf of each of ASEC and Cross Border.

V.           Each party hereto hereby represents and warrants to the other party hereto that it has done nothing to incur any obligation or liability to the other for a finder’s fee, commission, brokerage fee or like payment in connection with the Transaction.  Each party will indemnify the other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder’s fees or other compensation in connection with the contemplated Transaction which may be asserted by any person based on any agreement or arrangement for payment.

VI.          Each of the parties and their respective representatives shall be given reasonable access upon prior notification (which shall not be unreasonably withheld or delayed) to those facilities, employees, books and exploration, production, financial and legal records of the other party for the purpose of conducting a “due diligence” investigation.  Each party agrees to provide free access to all of that party’s field production facilities. The parties agree to use their best efforts to complete their due diligence investigations by December 31, 2011. All information which is obtained by the parties in connection with the foregoing investigation shall be kept strictly confidential in accordance with the terms of the Non-Disclosure Agreement between ASEC and Cross Border.

A.           ASEC shall have the exclusive right to enter into the Transaction, and Cross Border agrees that from the date of this Letter through January 31, 2012 (the “Exclusivity Period”), Cross Border shall not, nor shall the stockholder(s) of Cross Border authorize or permit Cross Border’s officers, directors, employees, or any investment banker, financial adviser, attorney, accountant, or other representative of Cross Border, to submit, solicit, initiate, encourage, or discuss with third parties any proposal or offer from any person relating to (i) any reorganization, dissolution, or recapitalization of Cross Border, or merger or consolidation of Cross Border, or (ii) sale of any stock of Cross Border (other than upon exercise of existing warrants or options), or (iii) sale of any assets of Cross Border outside the ordinary course of business, or (iv) any other transactions or business combinations involving Cross Border or its business or assets including without limitation any debt or equity financing thereof (as the case may be, an “Alternate Transaction” provided that the term “Alternate Transaction” expressly excludes any debt financing obtained by Cross Border for the purposes of replacing Cross Border’s existing credit facility with Texas Capital Bank and/or paying off Cross Border’s outstanding corporate debentures), or furnish information with respect to or assist or participate in or facilitate in any other manner any effort or attempt by any person to do or seek an Alternate Transaction.  If a Definitive Agreement is signed, the Exclusivity Period shall be extended until closing of the Transaction or termination of the Definitive Agreement.

B.           Cross Border agrees that if it breaches its obligations in this paragraph VI during the Exclusivity Period and closes an Alternate Transaction with a third party within twelve (12) months after the Exclusivity Period ends, Cross Border will reimburse ASEC pursuant to Paragraph VII below.  Cross Border agrees to inform ASEC of any proposals, solicitations or discussions with any third parties concerning a possible Alternate Transaction during the term of this Letter.

VII.        If the Transaction is not consummated due to Cross Border’s breach of its obligations under paragraph VI of this Letter, Cross Border shall promptly reimburse ASEC for all due diligence costs and financing related costs together with all expenses and out of pocket costs, including legal, accounting and other professional fees incurred in connection with the preparation, review, negotiation, execution, and delivery of this Letter and the Definitive Agreement, and any other documents related to the Transaction and the financing of the Transaction in an amount up to $200,000 (the “Expenses”).  It is understood that the reimbursement of Expenses and the legal fees and expenses incurred in connection with the enforcement of this Letter shall be the sole remedy available to ASEC hereunder.  Other than as set forth herein, neither party shall have any damage claim available to it based solely upon a failure to enter into a Definitive Agreement.

VIII.       Prior to closing, each party shall maintain and operate its oil and gas properties in a good and workmanlike manner consistent with prudent and generally accepted oil field practices.  Other than in the ordinary course and for fair market value, neither party shall sell, dispose or otherwise transfer or encumber the properties, or its interest in them without written consent of the other party.  Nothing herein shall be deemed to prevent either party from pledging or mortgaging its assets as security for bona fide debt.  Each party shall perform all lease obligations during this period in order to maintain all leases.

IX.          This Letter, and any obligations of the parties hereunder, other than those set forth in paragraphs V-XI, may be terminated (i) by mutual consent of the parties, (ii) by either party prior to December 31 if after completion of its due diligence investigation it has determined not to proceed with the Transaction, (iii) by ASEC if Cross Border has not (a) obtained approval of the Transaction by its board of directors and (b) confirmed that Cross Border is satisfied with its due diligence review of ASEC on or prior to December 31, 2011, or (iv) by either party in the event that a Definitive Agreement has not been executed on or prior to January 31, 2012.  Other than as set forth in paragraph VII above, each of the parties shall bear their own respective expenses incurred in connection with the Transaction.

X.           The parties shall consult with each other prior to issuing any press release or otherwise making any public statement with respect to the contents of this document or the Transaction, and none of the parties hereto shall issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law.

XI.          This letter of intent and any dispute arising therefrom shall be governed by the laws of the state of New York.  All proceedings (i.e. trial, arbitration and mediation) with respect to any dispute resolution arising from this letter of intent and the Definitive Agreement between the parties shall take place within New York County, New York.

Except for the provisions of paragraphs V - XI (which are intended to be binding agreements), this letter of intent does not, and is not intended to, constitute a legally binding obligation on the part of any of the parties hereto.  It does, however, constitute a statement of the intention of said parties to promptly proceed in good faith with respect to the Transaction.  If the foregoing is in accordance with your understanding, please so acknowledge by signing the enclosed copy of this letter and returning it to the undersigned.

Very truly yours,

AMERICAN STANDARD ENERGY
CORP.

By:	/s/ Scott Feldhacker
	Name:	Scott Feldhacker
	Title:	CEO

AGREED TO AND ACCEPTED AS OF
THIS 22 DAY OF NOVEMBER, 2011 BY:

CROSS BORDER RESOURCES, INC.

By:	/s/ Everett Willard Gray II
	Name:	Everett Willard Gray II
	Title:	Chairman & CEO